Exhibit 10.15

EXECUTION VERSION

INVESTMENT AGREEMENT

by and among

Montana Technologies LLC,

POWER & DIGITAL INFRASTRUCTURE ACQUISITION II CORP.,

Contemporary Amperex Technology Co., Limited,

CATL US INC.

and

Contemporary Amperex Technology USA Inc.

Dated as of September 29, 2023

i

INVESTMENT AGREEMENT (this “Agreement”), dated as of September 29, 2023 (the “Effective Date”), by and among Montana Technologies LLC, a Delaware limited liability company (“PrivateCo”), POWER & DIGITAL INFRASTRUCTURE ACQUISITION II CORP., a Delaware corporation (“PublicCo”), CONTEMPORARY AMPEREX TECHNOLOGY CO., LIMITED, a limited company organized under the Laws of the People’s Republic of China (“CATL”), CATL US INC., a Delaware corporation (“CATL US”), and Contemporary Amperex Technology USA Inc., a Delaware corporation (the “Investor” and, together with CATL and CATL US, the “CATL Parties” and each, a “CATL Party”). For purposes of this Agreement, we refer to each of PrivateCo, PublicCo, CATL, CATL US and the Investor as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Investor and PrivateCo have entered into that certain Preferred Unit Purchase Agreement, dated as of July 2, 2021 (the “CATL Purchase Agreement”), pursuant to which PrivateCo agreed to sell, and the Investor agreed to purchase, 84,092 Series A Preferred Units (as defined below) of PrivateCo;

WHEREAS, PublicCo, XPDB Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), and PrivateCo have entered into that certain Agreement and Plan of Merger, dated as of June 5, 2023 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into PrivateCo, with PrivateCo surviving the merger as a wholly owned subsidiary of PublicCo (the “Merger”);

WHEREAS, as set forth in, and subject to the terms and conditions of, the CATL Purchase Agreement, the Investor negotiated for the right to purchase additional Preferred Units (as defined below) of PrivateCo (such additional investment, the “Additional Investment”);

WHEREAS, the Investor owns, as of the date hereof, 84,092 Series A Preferred Units of PrivateCo and 2,477 Class B Common Units (as defined below) of PrivateCo (the “Existing CATL Investment”), and in conjunction with the Investor giving up its right to make the Additional Investment and other amendments being made to the commercial arrangements between the Parties, PrivateCo is willing to attempt to assist the Investor in selling 31,500 Units (as defined below) prior to the Merger Closing (as defined below); and

WHEREAS, the Parties desire to enter into an agreement governing the terms of investments by the CATL Parties in (i) securities of PrivateCo prior to the consummation of the Merger (the “Merger Closing”) and (ii) securities of PublicCo following the Merger Closing.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article I

Definitions

Section 1.01 Definitions. As used in this Agreement, the following terms have the following meanings:

“Affiliates” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (as used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise). Notwithstanding the foregoing, (a) neither PrivateCo nor any of its subsidiaries shall be deemed to be an Affiliate of PublicCo, the CATL Parties or their respective Affiliates; (b) neither PublicCo nor any of its subsidiaries shall be deemed to be an Affiliate of PrivateCo, the CATL Parties or their respective Affiliates; and (c) neither the CATL Parties nor any of their Affiliates shall be deemed to be an Affiliate of PrivateCo, PublicCo or any of their respective Affiliates.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 or 13d-5 under the Exchange Act.

“Board” means the board of directors of PublicCo.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

“Class B Common Units” has the meaning set forth in the Operating Agreement.

“Common Stock” has the meaning set forth in the Second Amended and Restated Certificate of Incorporation of PublicCo to be adopted in connection with the Merger, the form of which is set forth in Exhibit C to the Merger Agreement.

“Earnout Stock” has the meaning set forth in the Merger Agreement.

“Earnout Stock Payment” has the meaning set forth in the Merger Agreement.

“Excess Voting Power” means the number of votes represented by all PublicCo Voting Securities owned or held (whether legally, of record or beneficially), directly or indirectly, by the CATL Parties and their Affiliates in excess of the number of PublicCo Votable Shares.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“Law” means any legal, regulatory and administrative laws, common law, statutes, ordinances, codes, rules or regulations or other similar requirement enacted, adopted, promulgated, or applied by any Governmental Authority.

“Member” has the meaning set forth in the Operating Agreement.

“Operating Agreement” means the Fourth Amended and Restated Operating Agreement of PrivateCo, dated as of September 22, 2023 (as further amended, restated or amended and restated from time to time, the “Operating Agreement”).

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“Preferred Stock” has the meaning set forth in the Second Amended and Restated Certificate of Incorporation of PublicCo to be adopted in connection with the Merger, the form of which is set forth in Exhibit C to the Merger Agreement.

“Preferred Units” has the meaning set forth in the Operating Agreement.

“PublicCo Economic Ownership Percentage” means, with respect to the CATL Parties and their respective Affiliates, at any time, the quotient, expressed as a percentage, of (a) the sum, without duplication, of (i) the total number of shares of Common Stock owned or held (whether legally, of record or beneficially), directly or indirectly, by the CATL Parties and their respective Affiliates, plus (ii) the total number of shares of Common Stock (x) which the CATL Parties and their Affiliates have the right to purchase or acquire, whether through options, warrants or otherwise, and (y) into which any other securities owned or held (whether legally, of record or beneficially), directly or indirectly, by the CATL Parties and their respective Affiliates are convertible, divided by (b) the total number of shares of Common Stock then issued and outstanding.

“PublicCo Votable Shares” means, at any time, the number of PublicCo Voting Securities owned or held (whether legally, of record or beneficially), directly or indirectly, by the CATL Parties and their Affiliates that results in a PublicCo Voting Percentage of 9.8%.

“PublicCo Voting Percentage” means, at any time, the quotient, expressed as a percentage, of (a) the number of votes represented by the PublicCo Voting Securities owned or held (whether legally, of record or beneficially), directly or indirectly, by the CATL Parties and their respective Affiliates, divided by (b) the number of votes represented by all of the PublicCo Voting Securities that are then issued and outstanding.

“PublicCo Voting Securities” means the Common Stock or any other securities of PublicCo generally entitled to vote in the election of directors.

“Representatives” means, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors and other representatives.

“Series A Preferred Units” has the meaning set forth in the Operating Agreement.

“Unit” has the meaning set forth in the Operating Agreement.

Article II

Representations

Section 2.01 Representations of PrivateCo. PrivateCo represents and warrants to each of PublicCo and the CATL Parties that: (a) PrivateCo is duly organized, validly existing and in good standing (to the extent such concept is legally recognized) under the Laws of the State of Delaware and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted under such Laws; (b) all action has been taken on the part of PrivateCo that is necessary for the authorization, execution and delivery of this Agreement by PrivateCo and the performance by PrivateCo of the obligations to be performed by PrivateCo under this Agreement; (c) this Agreement, when executed and delivered by PrivateCo, shall constitute the valid and legally binding obligation of PrivateCo, enforceable against PrivateCo in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, or as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies); (d) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority is required on the part of PrivateCo in connection with the execution, delivery and performance of this Agreement; and (e) the execution, delivery and performance of this Agreement by PrivateCo does not and will not (x) result in a violation or default of PrivateCo’s organizational documents or (y) to PrivateCo’s knowledge, result in a violation or default of any provision of federal or state statute, rule or regulation materially applicable to PrivateCo.

Section 2.02 Representations of PublicCo. PublicCo represents and warrants to each of PrivateCo and the CATL Parties that (a) PublicCo is duly organized, validly existing and in good standing (to the extent such concept is legally recognized) under the Laws of the State of Delaware and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted under such Laws; (b) all action has been taken on the part of PublicCo that is necessary for the authorization, execution and delivery of this Agreement by PublicCo and the performance by PublicCo of the obligations to be performed by PublicCo under this Agreement; (c) this Agreement, when executed and delivered by PublicCo, shall constitute the valid and legally binding obligation of PublicCo, enforceable against PublicCo in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, or as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies); (d) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority is required on the part of PublicCo in connection with the execution, delivery and performance of this Agreement; and (e) the execution, delivery and performance of this Agreement by PublicCo does not and will not (x) result in a violation or default of PublicCo’s organizational documents or (y) to PublicCo’s knowledge, result in a violation or default of any provision of federal or state statute, rule or regulation materially applicable to PublicCo.

Section 2.03 Representations of CATL. CATL represents and warrants to each of PrivateCo and PublicCo that (a) CATL is duly organized, validly existing and in good standing (to the extent such concept is legally recognized) under the Laws of the People’s Republic of China and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted under such Laws; (b) all action has been taken on the part of CATL that is necessary for the authorization, execution and delivery of this Agreement by CATL and the performance by CATL of the obligations to be performed by CATL under this Agreement; (c) this Agreement, when executed and delivered by CATL, shall constitute the valid and legally binding obligation of CATL, enforceable against CATL in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, or as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies); (d) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority is required on the part of CATL in connection with the execution, delivery and performance of this Agreement; and (e) the execution, delivery and performance of this Agreement by CATL does not and will not (x) result in a violation or default of CATL’s organizational documents or (y) to CATL’s knowledge, result in a violation or default of any provision of federal or state statute, rule or regulation materially applicable to CATL.

Section 2.04 Representations of CATL US. CATL US represents and warrants to each of PrivateCo and PublicCo that (a) CATL US is duly organized, validly existing and in good standing (to the extent such concept is legally recognized) under the Laws of the State of Delaware and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted under such Laws; (b) all action has been taken on the part of CATL US that is necessary for the authorization, execution and delivery of this Agreement by CATL US and the performance by CATL US of the obligations to be performed by CATL US under this Agreement; (c) this Agreement, when executed and delivered by CATL US, shall constitute the valid and legally binding obligation of CATL US, enforceable against CATL US in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, or as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies); (d) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority is required on the part of CATL US in connection with the execution, delivery and performance of this Agreement; and (e) the execution, delivery and performance of this Agreement by CATL US does not and will not (x) result in a violation or default of CATL US’s organizational documents or (y) to CATL US’s knowledge, result in a violation or default of any provision of federal or state statute, rule or regulation materially applicable to CATL US.

Section 2.05 Representations of the Investor. The Investor represents and warrants to each of PrivateCo and PublicCo that (a) the Investor is duly organized, validly existing and in good standing (to the extent such concept is legally recognized) under the Laws of the State of Delaware and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted under such Laws; (b) all action has been taken on the part of the Investor that is necessary for the authorization, execution and delivery of this Agreement by the Investor and the performance by the Investor of the obligations to be performed by the Investor under this Agreement; (c) this Agreement, when executed and delivered by the Investor, shall constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, or as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies); (d) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority is required on the part of the Investor in connection with the execution, delivery and performance of this Agreement; and (e) the execution, delivery and performance of this Agreement by the Investor does not and will not (x) result in a violation or default of the Investor’s organizational documents or (y) to the Investor’s knowledge, result in a violation or default of any provision of federal or state statute, rule or regulation materially applicable to the Investor.

Article III

Additional Agreements

Section 3.01 Standstill. The CATL Parties agree that they will not, directly or indirectly, and will cause their respective Affiliates not to, and their Representatives acting on their behalf not to:

(a) acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire, by purchase or otherwise, any Units or any direct or indirect rights to acquire any Units, any securities convertible into or exchangeable for any Units, or any options or other derivative securities or contracts or instruments in any way related to the price of Units;

(b) acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire, by purchase or otherwise, any Common Stock or Preferred Stock, any other securities of PublicCo or any of its Affiliates, or any direct or indirect rights to acquire any Common Stock, Preferred Stock or any other securities of PublicCo or any of its Affiliates, any securities convertible into or exchangeable for any such Common Stock, Preferred Stock or any other securities of PublicCo or any of its Affiliates, or any options or other derivative securities or contracts or instruments in any way related to the price of Common Stock, Preferred Stock or any other securities of PublicCo or any of its Affiliates if, following any such acquisition or purchase, the CATL Parties’ and their Affiliates’ aggregate PublicCo Economic Ownership Percentage or PublicCo Voting Percentage would exceed 9.8%; provided that, in the event an Earnout Stock Payment is made in accordance with the Merger Agreement, the receipt by the CATL Parties of Earnout Stock pursuant to such Earnout Stock Payment, in and of itself, shall not be a violation of this Section 3.01(b) so long as the CATL Parties comply, and cause their Affiliates to comply, with the obligations set forth in Section 3.03 and Section 3.04 of this Agreement, if applicable;

(c) make or in any way encourage or participate in any “solicitation” of “proxies” (whether or not relating to the election or removal of directors), as such terms are used in the rules of the U.S. Securities and Exchange Commission (the “SEC”), to vote, or knowingly seek to advise or influence any Person, with respect to voting of, any securities of PrivateCo, PublicCo or any of their respective subsidiaries, as applicable, or initiate any proposal for action by PrivateCo’s or PublicCo’s Members or stockholders, as applicable, or seek election to or to place a representative among the managers of PrivateCo or on the board of directors of PublicCo or seek the removal of any manager or director of PrivateCo or PublicCo; or

(d) enter into any discussions, negotiations, arrangements or understandings with any third party (including security holders of PrivateCo or PublicCo, but excluding, for the avoidance of doubt, any CATL Parties) with respect to any of the foregoing, including forming, joining or in any way participating in a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with any third party with respect to any securities of PrivateCo or PublicCo or otherwise in connection with any of the foregoing.

Section 3.02 Access to Confidential Information. Notwithstanding anything to the contrary, including any access, inspection or similar rights afforded to the CATL Parties under the Operating Agreement, the CATL Purchase Agreement, any other agreement or instrument or under applicable Law, the CATL Parties shall not and shall cause their respective Affiliates and Representatives not to, (a) access, obtain or seek to access or obtain PrivateCo’s or PublicCo’s or any of their respective Affiliates’ trade secrets, know-how or other confidential, proprietary or competitively sensitive information (excluding, for the avoidance of doubt, any such information that PrivateCo is obligated to provide to CATL US, CAMT Climate Solutions Ltd. (“CAMT”) or CAMT’s subsidiaries pursuant to the Amended and Restated Joint Venture Agreement for CAMT, dated as of September 22, 2023, by and among PrivateCo, CAMT and CATL US), (b) access, obtain or seek to access or obtain any “material nonpublic technical information” (as such term is defined at 31 C.F.R. § 800.232), if any, in the possession of PrivateCo, PublicCo or any of their respective Affiliates (the foregoing clauses (a) and (b), collectively, “Confidential Information”) or (c) reverse engineer or seek to reverse engineer any product of PrivateCo, PublicCo or their respective Affiliates. For the avoidance of doubt, the term “Confidential Information” does not include financial information regarding the performance of PrivateCo, PublicCo or their respective Affiliates. Notwithstanding the foregoing, in the event the CATL Parties or their respective Affiliates or Representatives access or obtain, or have in their possession or control any Confidential Information, the CATL Parties shall, and shall cause their respective Affiliates and Representatives to, keep confidential and not use for any purpose or disclose to any other person such Confidential Information.

Section 3.03 Sell Down. If, at any time following the Merger Closing, the CATL Parties’ and their Affiliates’ aggregate PublicCo Economic Ownership Percentage or PublicCo Voting Percentage exceeds 9.8%, then, following receipt by CATL of a written notice from PublicCo, the CATL Parties shall, and shall cause their Affiliates to, within five (5) Business Days of the receipt of such notice, sell, transfer or otherwise divest such number of shares of Common Stock (or other securities of PublicCo) as shall be necessary, in the aggregate, to cause the CATL Parties’ and their Affiliates’ aggregate PublicCo Economic Ownership Percentage and PublicCo Voting Percentage to each be no more than 9.8%.

Section 3.04 Voting Limitation. Following the Merger Closing, at any time that the CATL Parties’ and their Affiliates’ aggregate PublicCo Voting Percentage exceeds 9.8%, in any vote or action by written consent of the stockholders of PublicCo (including in connection with the election of directors), the CATL Parties shall, and shall cause their respective Affiliates to, vote a number of PublicCo Voting Securities representing the Excess Voting Power in accordance with the recommendation of the Board.

Section 3.05 Additional Investment and Disposition.

(a) The CATL Parties acknowledge and agree that, notwithstanding anything to the contrary in the CATL Purchase Agreement, the CATL Parties shall not be permitted to make the Additional Investment.

(b) PrivateCo shall use its reasonable best efforts to assist the Investor in selling, prior to the Merger Closing, at least 31,500 Units of the Existing CATL Investment to a Person that is not an Affiliate of the Investor at a price per Unit that is not materially lower than the price per Unit implied by the valuation of PrivateCo in connection with the Merger; provided that, in connection with the foregoing, PrivateCo will not be required to (i) incur any expenses or grant any concessions or (ii) prioritize any sale by the Investor over any capital raising or financing activities of PrivateCo.

Article IV

Miscellaneous

Section 4.01 Amendments; Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Parties under this Agreement.

Section 4.02 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or a waiver of or acquiescence in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Law or otherwise afforded to any Party, shall be cumulative and not alternative.

Section 4.03 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other Parties. Subject to the immediately preceding sentence, this Agreement shall be binding upon, and the terms and conditions of this Agreement shall inure to the benefit of and be binding upon, the respective successors and assigns of the Parties.

Section 4.04 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the Party’s intent or the effectiveness of such signature. At the request of any Party hereto or to any such amendment, agreement or instrument, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties.

Section 4.05 Entire Agreement; No Third-Party Beneficiaries. (a) This Agreement, together with the Operating Agreement and the CATL Purchase Agreement, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the Parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. In the event of any conflict between this Agreement and the CATL Purchase Agreement, this Agreement shall control.

(b) This Agreement is solely for the benefit of the Parties and is not binding upon or enforceable by any other persons or entities. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons or entities other than the Parties, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party.

Section 4.06 Governing Law; Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the Laws that might otherwise govern under any applicable conflict of laws principles.

(b) The Parties: (i) hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the state courts of State of Delaware based in New Castle County and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement; (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the such courts; and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Section 4.07 Specific Enforcement. The Parties agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 4.06 without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 4.07), this being in addition to any other remedy to which they are entitled under this Agreement. The Parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at Law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 4.07 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 4.08 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Section 4.09 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt of: (i) personal delivery to the Party to be notified; (ii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one Business Day after deposit with an internationally recognized overnight courier, freight prepaid, specifying delivery no later than next-business-day and requesting written verification of receipt. All communications shall be sent to the respective Parties at their addresses as set forth below:

(a) If to PrivateCo, to it at:

Montana Technologies LLC
34361 Innovation Drive
Ronan, MT 59864
Attention: Matt Jore
E-mail: matt.jore@mt.energy

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019

Attention:	O. Keith Hallam, III, Esq.

Benjamin G. Joseloff, Esq.

Email:	khallam@cravath.com

bjoseloff@cravath.com

(b) If to PublicCo, to it at:

Power & Digital Infrastructure Acquisition II Corp.
321 North Clark Street, Suite 2440
Chicago, IL 60654
Attn: John P. McGarrity
Email: jmcgarrity@xmscapital.com

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019

Attention:	O. Keith Hallam, III, Esq.

Benjamin G. Joseloff, Esq.

Email:	khallam@cravath.com

bjoseloff@cravath.com

(c) If to CATL or any CATL Party, at:

CATL US Inc.

1209 Orange Street

Wilmington, DE 19801

Attention:	Allan Wang
Email:	allanwang@catl.com

Any Party may change the address (or, if applicable pursuant to the below email notice provision, email address) to which notice shall be given to it by written notice given in accordance with this Section 4.09. Notice may alternatively, or additionally, be sent by the Parties at the email address specified above for such Party as may be updated from time to time by notice to the other Parties. Any such email notice given by any of the Parties to another Party shall be effective upon dispatch during business hours on the date of dispatch or, if dispatched outside business hours, on the next Business Day.

Section 4.10 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law.

Section 4.11 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (unless otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

Montana Technologies LLC

By:	/s/ Matt Jore
	Name:	Matt Jore
	Title:	Managing Member

[Signature Page to Investment Agreement]

POWER & DIGITAL INFRASTRUCTURE ACQUISITION II CORP.

By:	/s/ Patrick C. Eilers
	Name:	Patrick C. Eilers
	Title:	CEO

[Signature Page to Investment Agreement]

Contemporary Amperex Technology Co., Limited

By:	/s/ Zeng YuQun
	Name:	Zeng YuQun
	Title:	CEO

[Signature Page to Investment Agreement]

CATL US INC.

By:	/s/ Li XiaoNing
	Name:	Li XiaoNing
	Title:	Director

[Signature Page to Investment Agreement]

Contemporary Amperex Technology USA Inc.

By:	/s/ Jian Wang
	Name:	Jian Wang
	Title:	General Manager
CATL North American Business

[Signature Page to Investment Agreement]